UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2010

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

1-32944	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 26, 2010, PPL Corporation (“PPL” or the “Company”) issued a press release announcing that it has completed the previously announced sale of its Long Island generation business to an affiliate of J-POWER USA Development Co., Ltd. (“J-POWER USA”) for approximately $125 million.  A copy of the press release is furnished as Exhibit 99.1.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

During the month of March 2010, senior members of PPL’s management will be attending conferences and meeting with investors and industry analysts to discuss PPL’s business, during which it is expected that the representatives of PPL will reaffirm the Company’s 2010 earnings forecast of $3.10 to $3.50 per share.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	Press Release, dated February 26, 2010, announcing completion of the sale of PPL’s Long Island generation business to J-POWER USA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ J. Matt Simmons, Jr.
J. Matt Simmons, Jr. Vice President and Controller

PPL ENERGY SUPPLY, LLC

By:	/s/ J. Matt Simmons, Jr.
J. Matt Simmons, Jr. Vice President and Controller

Dated:  March 1, 2010